THE GUARDIAN BOND FUND INC.
SHAREHOLDER VOTING SUMMARY
November 15, 2005

On November 15, 2005, a Special Shareholder Meeting of the Fund was held at which the eleven Directors, identified below, were elected (Proposal No. 1) and the sub-proposals in Proposal No. 2, as described in the Proxy Statement, were approved.
The following is a report of the votes cast:


Proposal No. 1
Election of the Eleven Nominees for Director:

NOMINEE
DIRECTORS                                           FOR             WITHHELD        TOTAL
Kathleen C. Cuocolo                                   26,575,484.852     692,970.009  27,268,454.861
Frank J. Fabozzi                                      26,549,486.009     718,968.852  27,268,454.861
Arthur V. Ferrara                                     26,519,694.048     748,760.813  27,268,454.861
Leo R. Futia                                          26,499,938.472     768,516.389  27,268,454.861
William N. Goetzmann                                  26,547,617.955     720,836.906  27,268,454.861
Anne M. Goggin                                        26,575,484.852     692,970.009  27,268,454.861
William W. Hewitt                                     26,509,152.489     759,302.372  27,268,454.861
Sidney I. Lirtzman                                    26,524,873.607     743,581.254  27,268,454.861
Dennis H. Manning                                     26,566,131.659     702,323.202  27,268,454.861
Steven J. Paggioli                                    26,549,486.009     718,968.852  27,268,454.861
Robert G. Smith                                       26,528,156.849     740,298.012  27,268,454.861


Proposal No. 2
Approving an amendment to, or the elimination of, the applicable Fund's fundamental investment restriction, as described in the Proxy Statement, with respect to the following:

SUB-PROPOSALS                                       FOR             AGAINST         ABSTAIN         TOTAL
2(a) Diversification of investments;                  24,786,972.254   1,274,387.129   1,207,095.478  27,268,454.861
2(b) Borrowing;                                       24,780,055.302   1,281,304.081   1,207,095.478  27,268,454.861
2(c) Issuing senior securities;                       24,784,733.639   1,276,625.744   1,207,095.478  27,268,454.861
2(d) Concentration of investments in the
same industry;                                        24,776,398.899   1,284,960.484   1,207,095.478  27,268,454.861
2(e) Investments in real estate                       24,799,262.013   1,262,097.370   1,207,095.478  27,268,454.861
2(f ) Investments in commodities                      24,789,330.627   1,272,028.756   1,207,095.478  27,268,454.861
2(g) Underwriting the securities
of other issuers;                                     24,793,715.563   1,267,643.820   1,207,095.478  27,268,454.861
2(h) Making loans;                                    24,785,755.517   1,275,603.866   1,207,095.478  27,268,454.861
2(i ) Investments in securities that are
not readily marketable;                               24,687,988.545   1,373,370.838   1,207,095.478  27,268,454.861
2(j ) Investments for the purpose of exercising
control or management;                                24,792,819.894   1,268,539.489   1,207,095.478  27,268,454.861
2(k) Investments in other
investment companies;                                 24,786,272.153   1,275,087.230   1,207,095.478  27,268,454.861
2(l ) Purchasing securities on margin, selling securities
short, or participating on a joint or joint and several
basis in a securities trading account;                24,763,097.997   1,298,261.386   1,207,095.478  27,268,454.861
2(m) Pledging, mortgaging or
hypothecating its assets;                             24,754,589.006   1,306,770.377   1,207,095.478  27,268,454.861
2(n) Investments in issuers in which management of a  24,723,350.444   1,338,008.939   1,207,095.478  27,268,454.861
2(o) Investments in issuers having a record of less   24,716,964.961   1,344,394.422   1,207,095.478  27,268,454.861
2(p) Investments in oil, gas or mineral programs;     24,726,151.396   1,335,207.987   1,207,095.478  27,268,454.861
2(q) Investments in put options, call
options or combinations thereof;                      24,781,076.653   1,280,282.730   1,207,095.478  27,268,454.861
2(r ) Investments in warrants;                        24,801,196.412   1,260,162.971   1,207,095.478  27,268,454.861
2(s) Investments in securities other than those
discussed in the Fund's prospectus;                   24,749,232.312   1,312,127.071   1,207,095.478  27,268,454.861